                                                                    Exhibit 99.5

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

         GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER -- Social Security Numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the type of number to give the payer.

                                              GIVE THE                                                      GIVE THE
      FOR THIS TYPE OF                     SOCIAL SECURITY              FOR THIS TYPE OF          EMPLOYER IDENTIFICATION NUMBER
          ACCOUNT:                           NUMBER OF --                   ACCOUNT:                           OF --
------------------------------          --------------------        -----------------------       -------------------------------
1.  An individual's account             The individual              8.  Sole proprietorship       The owner (4)

                                                                        account
2.  Two or more individuals (joint      The actual owner of the     9.  A valid trust, estate     The legal entity (Do not furnish
    account)                            account or, if combined         or pension trust          the identifying number of the
                                        funds, any one of the                                     personal representative or
                                        individuals (1)                                           trustee unless the legal entity
                                                                                                  itself is not designated in the
                                                                                                  account title) (5)

3.  Husband and wife (joint account)    The actual owner of the     10. Corporate account         The corporation
                                        account or, if joint
                                        funds, either person (1)

4.  Custodian account of a minor        The minor (2)               11. Religious,                The organization
    (Uniform Gift to Minors Act)                                        charitable, or
                                                                        educational
                                                                        organization account

5.  Adult and minor (joint account)     The adult or, if the        12. Partnership account       The partnership
                                        minor is the only               held in the name of
                                        contributor, the minor          the business
                                        (1)

6.  Account in the name of guardian     The ward, minor, or         13. Association, club, or     The organization
    or committee for a designated       incompetent person (3)          other tax-exempt
    ward, minor, or incompetent                                         organization
    person

7. a. The usual revocable savings       The grantor-trustee (1)     14. A broker or               The broker or nominee
      trust account (grantor is                                         registered nominee
      also trustee)

   b. So-called trust account that      The actual owner (1)        15. Account with the          The public entity
      is not a legal or valid trust                                     Department of
      under State law                                                   Agriculture in the
                                                                        name of a
                                                                        public
                                                                        entity (such
                                                                        as a State
                                                                        or local
                                                                        government,
                                                                        school
                                                                        district, or
                                                                        prison) that
                                                                        receives
                                                                        agricultural
                                                                        program
                                                                        payments

-------------

(1)      List first and circle the name of the person whose number you furnish.

(2)      Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) You must show your individual name, but you may also enter your business or "doing business" name. You may use either your Social Security Number or Employer Identification Number.

(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER

     If you do not have a taxpayer identification number or if you do not know your number, obtain Form SS-5, Application for Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments by brokers include the following:

         -        A corporation.

         -        A financial institution.

         - An organization exempt from a tax under Section 501(a), or an individual retirement plan or a custodial account under
                  Section 403(b)(7) if the account satisfies the requirements of
                  Section 401(F)(2).

         -        The United States or any agency or instrumentality thereof.

         - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

         - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

         - An international organization or any agency or instrumentality thereof.

         - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

         -        A real estate investment trust.

         -        A common trust fund operated by a bank under Section 584(a).

         - An entity registered at all times under the Investment Company Act of 1940.

         -        A foreign central bank of issue.

         - A futures commission merchant registered with the Commodity Futures Trading Commission.

         - A person registered under the Investment Advisors Act of 1940 who regularly acts as a broker.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

         -        Payments to nonresident aliens subject to withholding under
                  Section 1441.

         - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

         - Payments of patronage dividends where the amount received is not paid in money.

         -        Payments made by certain foreign organizations.

         -        Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

         -        Payments of interest on obligations issued by individuals.
                  Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

         - Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

         - Payments described in Section 6049(b)(5) to nonresident aliens.

         -        Payments on tax-free covenant bonds under Section 1451.

         -        Payments made by certain foreign corporations.

         -        Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CHECK "EXEMPT" IN PART II OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Section 6041, 6041(A)(a), 6045, and 6050A.

PRIVACY ACT NOTICE. -- Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold up to 30% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS. -- If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment. FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.